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                                                Registration Statement 333-68796
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 --------------
               JANUS ACQUISITION , INC. (as successor by merger to
                         JANUS HOTELS AND RESORTS, INC.)
             (Exact name of registrant as specified in its charter)

              Delaware                                 13-2572712
  ---------------------------------       ------------------------------------
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

  2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida  33431-8596
  ----------------------------------------------------------  ----------
          (Address of principal executive offices)            (Zip Code)

                             1996 Stock Option Plan
                          Directors' Stock Option Plan
                          ----------------------------
                            (Full title of the plan)

                                Mr. Louis S. Beck
                      Chairman and Chief Executive Officer
                      2300 Corporate Blvd., N.W., Suite 232
                         Boca Raton, Florida 33431-8596
                     (Name and address of agent for service)

                                 (561) 997-2325
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Lawrence A. Goldman, Esq.
                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497
                                 (973) 596-4500

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                       DEREGISTRATION OF UNSOLD SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-68796) (the "Registration Statement") of Janus Hotels and Resorts, Inc. (the "Company") pertaining to 600,000 shares of the Company's common stock ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on August 31, 2001. The Registration Statement registered the 600,000 shares for sale pursuant to the Company's 1996 Stock Option Plan and the Directors' Stock Option Plan (the "Plans"). On July 29, 2003, the Company and Janus Acquisition, Inc. ("Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will merge with and into Acquisition, with Acquisition the surviving corporation. The Merger became effective on January 29, 2004 (the "Effective Time") upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

      As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on January 29, 2004.

                                          JANUS ACQUISITION, INC.

                                          By:/s/Louis S. Beck
                                             -------------------------
                                          Louis S. Beck
                                          Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                              Date
/s/ Louis S. Beck               Chairman and Chief Executive             January 29, 2004
----------------------------    Officer
Louis S. Beck                   (Principal Executive Officer)

/s/ Richard A. Tonges           Treasurer and Vice President of          January 29, 2004
----------------------------    Finance (Principal Financial and
Richard A. Tonges               Accounting Officer)

/s/  Harry G. Yeaggy            Vice Chairman                            January 29, 2004
----------------------------
Harry G. Yeaggy